Exhibit 10.118
Noncompetition, Nondisclosure and Nonsolicitation Agreement

This Noncompetition, Nondisclosure and Nonsolicitation Agreement (this “Agreement”) is made as of the 26th day of February, 2008, by and among Xfone, Inc., a Nevada corporation (“Purchaser”), on the one hand, and each of Telephone Electronics Corporation, a Mississippi corporation (“TEC”), Joseph D. Fail, Chris Chelette, Robert Healea, Joey Garner, and Walter Frank (each a “TEC Affiliate” and collectively the “TEC Affiliates”), severally and not jointly, each of such individuals being an officer or director of TEC or an affiliate of TEC, including NTS (as defined herein), on the other hand.  TEC and the TEC Affiliates shall each be referred to herein from time to time as a “TEC Party,” and collectively as the ‘TEC Parties.”

RECITALS

A.
TEC owns 799,214 shares of the common stock which constitutes 63.5 percent (63.5%) of all the issued and outstanding Equity Interests of NTS Communications, Inc. (together with its subsidiaries “NTS”), a Texas corporation, and is the single largest shareholder of NTS.

B.
Concurrently with the execution and delivery of this Agreement, Purchaser is purchasing from TEC all of the Equity Interests owned by TEC in NTS pursuant to the terms and conditions of a stock purchase agreement made as of the 22nd day of August, 2007, as amended (the “Stock Purchase Agreement”), by and among Purchaser, NTS and the shareholders of NTS identified as the “Sellers” on the signature pages of the Stock Purchase Agreement.

C.
Section 2.5(q) of the Stock Purchase Agreement requires that a noncompetition agreement in the form of this Agreement be executed and delivered by the TEC Parties to Purchaser on or before the Closing.

D.
This Agreement represents all of the agreements and obligations of any of the TEC parties arising under Section 2.5 of the Stock Purchase Agreement or otherwise with regard to the subject matter hereof, including the Confidential Information (as subsequently defined) of NTS.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.            DEFINITIONS

“Confidential Information,” is defined in Section 2.

Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

2.            ACKNOWLEDGMENTS BY THE TEC PARTIES

Each of the TEC Parties acknowledge that he (or it) has occupied a position of trust and confidence with TEC or NTS prior to the date hereof and has had access to and has become familiar with the following, any and all of which constitute confidential information of NTS (collectively the “Confidential Information”): Except as provided in the final sentence of this paragraph, (a) any and all trade secrets concerning the business and affairs of NTS, including product specifications, data, compositions, processes, past, current and planned research and development, current and planned construction, products and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures architectures processes, improvements, devices, know-how, discoveries, concepts, methods and information of NTS’s business and any other information, however documented, of NTS that is a trade secret within the meaning of applicable law as of the date hereof; (b) any and all information concerning the business and affairs of NTS (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, personnel training and techniques and confidential information related to NTS’ customers, however documented; and (c) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for NTS containing or based, in whole or in part, upon any information included in the foregoing which has been treated as confidential by NTS or the creator thereof, as the case may be.  Notwithstanding the foregoing, the Confidential Information shall not include: (i) information that has been provided to TEC or any TEC Party solely in connection with such person or entity’s (or such person’s status as an officer or agent of another business entity) commercial dealings with NTS, outside of the TEC Party’s relationship of authority or trust with NTS, if any, (ii) information readily ascertainable or compilable from the books and records of any other business or governmental entity, other than those provided to a TEC Party in confidence by NTS, (iii) information that relates to the business dealings between TEC and its affiliates and the TEC Parties, on the one hand, and NTS on the other, other than any information received in such TEC Party’s service as an officer or director of NTS, (iv) information which is also the confidential information of TEC or any of the TEC Parties, or their respective Affiliates.

Each of the TEC Parties acknowledge that (a) the business of NTS relating to the use and operation of all its assets prior to Closing (the “Business”) is interstate in scope but relates primarily to that part of the State of Texas west of a line drawn from the Grayson County Courthouse to the Jefferson County Court House (the “Primary Market”); (b) its products and services related to such Business are marketed in several regions of the United States, including the Primary Market; (c) NTS’ s Business prior to Closing competes with other businesses that are or could be located in any part of the United States; (d) Purchaser has required that each of the TEC Parties make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the closing of the Stock Purchase Agreement; (e) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve NTS and its Business and the Purchaser’s interests in and right to the use and operation of the Business from and after Closing; and (f) Purchaser would be irreparably damaged if any of the TEC Parties were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.            CONFIDENTIAL INFORMATION

Each of the TEC Parties acknowledge and agree that the protection of the Confidential Information is necessary to protect and preserve the value of the Business. Therefore, each of the TEC Parties hereby agree not to disclose to any unauthorized Persons or use for his or its own account or for the benefit of any third party any Confidential Information, whether or not such information is embodied in writing or other physical form or is retained in the memory any of the TEC Parties, without Purchaser’s written consent, unless and to the extent that the Confidential Information is or becomes generally known to by the public other than as a result of the TEC Party’s fault, the provisions hereof are waived by Purchaser or the disclosure in question is required by applicable law or process of law.  Notwithstanding the foregoing, however, no provision of this agreement shall be deemed to limit the ability of any TEC Party to provide truthful testimony or to offer truthful information to any agent of the United States Government or any member of the United States Congress.

4.            NONCOMPETITION AND NONSOLICITATION

As an inducement for Purchaser to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be paid to TEC under the Stock Purchase Agreement, each of the TEC Parties agree that:

(a)            For a period of two (2) years after the Closing:

(i)            TEC will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any Person, engaged in or planning to become engaged in providing to any Primary Market Customer, local or long distance telecommunications services or any other products or services which compete with the products and services provided by NTS prior to the Closing (“Competitive Products”), including without limitation, local, long distance, broadband, dial up data services, wireless, DSL, Voice-over-Internet Protocol (VoIP).  TEC agrees that this covenant is reasonable with respect to its duration, geographical area and scope.  For the purposes hereof, a “Primary Market Customer” shall be any individual resident in, or any business entity whose principal executive offices are located in, the Primary Market Area.

(ii)            The TEC Parties, severally and not jointly, will not directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any Person, other than a Current Competitor, engaged in or planning to become engaged in providing to any Primary Market Customer, local or long distance telecommunications services or any other products or services which compete with the Competitive Products, including without limitation, local, long distance, broadband, dial up data services, wireless, DSL, Voice-over-Internet Protocol (VoIP). The TEC Parties agree that this covenant is reasonable with respect to its duration, geographical area and scope. For the purposes hereof, the “Current Competitors” shall mean those business entities of which a TEC Party is the record or beneficial owner of less than all of such entity’s debt or equity securities as of the date hereof, and which iscurrently offering or proposing to offer Competitive Products in the Primary Market, including but not limited to Randy White Telecommunications, Inc.

(iii)            Each of the TEC Parties agree not to, directly or indirectly, (A) induce or attempt to induce any employee of NTS or any NTS employee who becomes an employee of Purchaser in connection with the purchase of the Business to leave the employ of NTS or Purchaser; (B) in any way interfere with the relationship between Purchaser and any such employee of NTS or Purchaser; (C) employ or otherwise engage as an employee, independent contractor or otherwise any such employee of NTS or Purchaser at a time when such employee is an employee of NTS anywhere or Purchaser within the Primary Market; (D) induce or attempt to induce any supplier, licensee or other Person, other than customers, to cease doing business with NTS or in any way interfere with the relationship between any such supplier, licensee or other business entity and NTS, or (E) except that no provision hereof shall limit the ability of the Current Competitors to compete with NTS (other than through individual efforts of a TEC Party), induce or attempt to induce any customer of NTS to cease doing business with NTS or in any way interfere with the relationship between any such customer and NTS.

(iv)            Each of the TEC Parties agree that they (or it) will not, directly or indirectly, solicit the business of any Person who they know to be a customer of NTS, whether or not the TEC Party had personal contact with such Person prior to Closing; provided that such limitation shall not limit the ability of the Current Competitors to compete with NTS other than through the personal efforts of a TEC Party.

(b)            In the event of a breach by any of the TEC Parties of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach; and

(c)            Neither TEC nor any of the TEC Parties will, at any time during or after the two year period, intentionally disparage Purchaser, NTS, or the business conducted by Purchaser or any person known by TEC or such TEC Party, respectively, to be a director or officer of NTS or Purchaser.

5.            REMEDIES

If any of the TEC Parties breaches the covenants set forth in Sections 3 or 4 of this Agreement, Purchaser will be entitled to the following remedies:

(a)            Damages from TEC and the TEC Party who breached such covenants;

(b)            In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Purchaser and would be an inadequate remedy for such breach.

(c)            Notwithstanding any provision hereof to the contrary, the obligations of TEC and the TEC Parties hereunder are several and not joint; provided that the foregoing shall not limitTEC’s liability, if any, for the conduct of its directors, officers, employees and agents acting in such capacity.

(d)            The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.            SUCCESSORS AND ASSIGNS

This Agreement will be binding upon Purchaser and each TEC Party and will inure to the benefit of Purchaser and its successors.

7.            WAIVER

Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

8.            GOVERNING LAW

This Agreement will be governed by the laws of the State of Mississippi.

9.            JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Mississippi, County of Rankin, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.            SEVERABILITY

Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect toscope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the TEC Parties to the greatest extent permissible.

11.            COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.            SECTION HEADINGS, CONSTRUCTION

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “Including” does not limit the preceding words or terms.

13.            NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Joseph D. Fail
c/o Telephone Electronics Corporation
236 E. Capitol Street
Jackson, MS 39201
Telephone No:   (601) 354-9070
Facsimile No:      (601) 352-1394
Email:

with a copy to:
Jackson Walker L.L.P.
901 Main Street
Suite 6000
Dallas, TX 75202-3797
Attention: Jeffrey M. Sone
Telephone No:    (601) 354-9070
Facsimile No:       (601) 352-1394
Email:                     jsone@jw.com

Chris Chelette
c/o Telephone Electronics Corporation
236 E. Capitol Street
Jackson, MS 39201
Telephone No:      (601) 354-9070
Facsimile No:         (601) 352-1394
Email:                      cchelette @communigroup.com

with a copy to:
Jackson Walker L.L.P.
901 Main Street
Suite 6000
Dallas, TX 75202-3797
Attention: Jeffrey M. Sone
Telephone No:       (601) 354-9070
Facsimile No:          (601) 352-1394
Email:                       jsone@jw.com

Robert Healea
c/o Telephone Electronics Corporation
236 E. Capitol Street
Jackson, MS 39201
Telephone No:      (601) 354-9070
Facsimile No:         (601) 352-1394
Email:                      bhealea@tec.com

with a copy to:
Jackson Walker L.L.P.
901 Main Street
Suite 6000
Dallas, TX 75202-3797
Attention: Jeffrey M. Sone
Telephone No:       (601) 354-9070
Facsimile No:          (601) 352-1394
Email:                       jsone@jw.com

Joey Garner
c/o Telephone Electronics Corporation
236 E. Capitol Street
Jackson, MS 39201
Telephone No:       (601) 354-9070
Facsimile No:          (601) 352-1394
Email:

with a copy to:
Jackson Walker L.L.P.
901 Main Street
Suite 6000

Dallas, TX 75202-3797
Attention: Jeffrey M. Sone
Telephone No:       601) 354-9070
Facsimile No:          (601) 352-1394
Email:                       jsone@jw.com

Walter Frank
c/o Telephone Electronics Corporation
236 E. Capitol Street
Jackson, MS 39201
Telephone No:        (601) 354-9070
Facsimile No:           (601) 352-1394
Email:

with a copy to:
Jackson Walker L.L.P.
901 Main Street
Suite 6000
Dallas, TX 75202-3797
Attention: Jeffrey M. Sone
Telephone No:        (601) 354-9070
Facsimile No:           (601) 352-1394
Email:                       jsone@jw.com

TEC:
Telephone Electronics Corporation
Attention: Joseph D. Fail
c/o Telephone Electronics Corporation
236 E. Capitol Street
Jackson, MS 39201
Telephone No:         (601) 354-9070
Facsimile No:            (601) 352-1394

with a copy to:
Jackson Walker L.L.P.
901 Main Street
Suite 6000
Dallas, TX 75202-3797
Attention: Jeffrey M. Sone
Telephone No:         (601) 354-9070
Facsimile No:            (601) 352-1394
Email:                          jsone@jw.com

Purchaser:                              Xfone, Inc.
Britannia House
960 High Road
London, N129RY
United Kingdom
Attention:                  Guy Nissenson
Telephone:                +44 208-446-9494

Facsimile:                   +44 208-446-7010
Email:                          guy@Xfone.com

and

Xfone, Inc.
c/o Xfone USA, Inc.
2506 Lakeland Drive, Suite 100
Flowood, MS  39232
Attention:                Wade Spooner
Telephone:              (601) 664-1108
Facsimile:                 (601) 664-1190
Email:                       wspooner@expetel.com

with a mandatory copy to:

Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention:                   Gina M. Jacobs
Telephone:                  601-949-4705
Facsimile:                      601-949-4804
Email:                             gjacobs@watkinsludlam.com

14.            ENTIRE AGREEMENT

This Agreement and the Stock Purchase Agreement, together with all exhibits and schedules attached thereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned, Guy Nissenson, has executed this Agreement in his capacity indicated for and on behalf of Purchaser on this 26th day of February, 2008.

PURCHASER: XFONE, INC. By: /s/ Guy Nissenson Printed Name: Guy Nissenson, Title: President and CEO

IN WITNESS WHEREOF, the undersigned, Joseph D. Fail, has executed and delivered  this Agreement individually and in his capacity indicated for and on behalf of TEC on this 26th day of Febraury, 2008.

TEC PARTIES: TELEPHONE ELECTRONICS CORPORATION By: /s/ Joseph D. Fail Printed Name: Joseph D. Fail, Title: President and CEO /s/ Joseph D. Fail Joseph D. Fail, Individually

IN WITNESS WHEREOF, the undersigned, Chris Chelette, has executed and delivered this Agreement on this 26th day of February, 2008.

TEC PARTY: /s/ Chris Chelette Chris Chelette, Individually

IN WITNESS WHEREOF, the undersigned, Robert Healea, has executed and delivered this Agreement on this 26th day of Febraury, 2008.

TEC PARTY: /s/ Robert Healea Robert Healea, Individually

IN WITNESS WHEREOF, the undersigned, Joey Garner, has executed and delivered this Agreement on this 26th day of February, 2008.

TEC PARTY: /s/ Joey Garner Joey Garner, Individually

IN WITNESS WHEREOF, the undersigned, Walter Frank, has executed and delivered this Agreement on this 26th day of February, 2008.

TEC PARTY: /s/ Walter Frank Walter Frank, Individually